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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2004 relating to the financial statements, which appears in Municipal Mortgage & Equity's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Baltimore, Maryland
January 3, 2005